Exhibit 2

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $0.01 par value per share, of Inotek Pharmaceuticals Corporation, a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: August 3, 2015	POLYGON CONVERTIBLE OPPORTUNITY MASTER FUND

	By	/s/ Michael Humphries
Name: Michael Humphries
Title: Director

Date: August 3, 2015	POLYGON MANAGEMENT LTD.

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Authorized Person

Date: August 3, 2015	POLYGON GLOBAL PARTNERS LP

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Principal

Date: August 3, 2015	POLYGON GLOBAL PARTNERS LLP

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Principal

Date: August 3, 2015	TFG ASSET MANAGEMENT L.P.

	By:	Polygon Management Ltd., its general partner

	By	/s/ Reade E. Griffith
Name: Reade E. Griffith
Title: Authorized Person

Date: August 3, 2015		/s/ Patrick G. G. Dear
Patrick G. G. Dear

Date: August 3, 2015	/s/ Reade E. Griffith
Reade E. Griffith